Exhibit 99.1

CoBiz Financial Announces First  Quarter 2018 Results

Denver -- CoBiz Financial Inc. (Company) (NASDAQ: COBZ), a financial services company with $3.8 billion in assets, reported financial results for the first quarter of 2018.

Financial Highlights

•	Based on higher profitability, the Company declared an increased quarterly dividend of $0.10 per share, an 81.8% increase from the prior quarterly dividend of $0.055.
•

Net income of $13.0 million for the first quarter of 2018 compared to $8.6 million in the first quarter of 2017.  The return on average assets increased to 1.38% in the first quarter of 2018 compared 0.96% in the prior-year quarter.

•	Diluted earnings per share of $0.31 for the first quarter of 2018, compared to $0.20 in the first quarter of 2017.
•	Net interest margin (NIM) was 3.93% for the first quarter of 2018, compared to 3.95% for the fourth quarter of 2017 and 3.77% for the first quarter of 2017.

Financial Summary

	Quarter ended (unaudited)			1Q18 change vs.
(in thousands, except per share amounts)	1Q18	4Q17	1Q17	4Q17		1Q17
Net interest income before provision	$34,609	$34,722	$30,078	$(113)	(0.3)%	$4,531	15.1%
Provision for loan losses	(325)	945	607	(1,270)	(134.4)%	(932)	(153.5)%
Net interest income after provision	34,934	33,777	29,471	1,157	3.4%	5,463	18.5%
Total noninterest income	8,961	8,367	8,328	594	7.1%	633	7.6%
Total noninterest expense	28,570	27,733	27,114	837	3.0%	1,456	5.4%
Net income before income taxes	15,325	14,411	10,685	914	6.3%	4,640	43.4%
Provision for income taxes	2,344	10,789	2,071	(8,445)	(78.3)%	273	13.2%
Net income	$12,981	$3,622	$8,614	$9,359	258.4%	$4,367	50.7%

Diluted earnings per common share	$0.31	$0.09	$0.20	$0.22	244.4%	$0.11	55.0%

KEY RATIOS
Net interest margin	3.93%	3.95%	3.77%
Efficiency ratio - taxable equivalent *	64.07%	61.56%	67.33%
Return on average assets	1.38%	0.37%	0.96%
Return on average shareholders' equity	15.93%	4.30%	11.38%
Noninterest income as a percentage of taxable equivalent operating revenue *	20.01%	18.44%	20.42%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

The Tax Cuts and Jobs Act (TCJA) has impacted comparability to prior periods in the following areas: net interest income, NIM, the taxable equivalent efficiency ratio, the provision for income taxes, and net income.

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Loans

	Quarter ended (unaudited)			1Q18 change vs.
(in thousands)	1Q18	4Q17	1Q17	4Q17		1Q17
LOANS
Commercial	$1,237,176	$1,250,571	$1,241,365	$(13,395)	(1.1)%	$(4,189)	(0.3)%
Owner-occupied real estate	488,344	484,526	473,775	3,818	0.8%	14,569	3.1%
Investor real estate	759,587	764,971	723,476	(5,384)	(0.7)%	36,111	5.0%
Construction & land	228,898	264,401	166,553	(35,503)	(13.4)%	62,345	37.4%
Consumer	272,783	282,149	271,751	(9,366)	(3.3)%	1,032	0.4%
Other	97,654	98,945	110,148	(1,291)	(1.3)%	(12,494)	(11.3)%
Total loans	$3,084,442	$3,145,563	$2,987,068	$(61,121)	(1.9)%	$97,374	3.3%

•Loans at March 31, 2018 increased $97.4 million, or 3.3%, from March 31, 2017 and decreased $61.1 million from December 31, 2017.  The decrease in the first quarter was impacted by elevated paydowns and maturities.

•Loans in the Arizona and Colorado markets increased $44.3 million and $53.0 million, respectively, from March 31, 2017.  Compared to December 31, 2017, loans in the Arizona and Colorado markets decreased  $19.7 million and $41.4 million, respectively.

	Quarter ended (unaudited)
(in thousands)	1Q18	4Q17	3Q17	2Q17	1Q17
Loans - beginning balance	$3,145,563	$3,121,698	$3,060,954	$2,987,068	$2,934,105
New credit extended	131,528	171,043	148,467	190,431	151,241
Credit advanced	118,626	126,103	131,460	129,633	113,458
Paydowns and maturities	(310,160)	(272,678)	(219,172)	(245,976)	(211,630)
Gross loan charge-offs	(1,115)	(603)	(11)	(202)	(106)
Loans - ending balance	$3,084,442	$3,145,563	$3,121,698	$3,060,954	$2,987,068

Net change - loans outstanding	$(61,121)	$23,865	$60,744	$73,886	$52,963

•New credit extensions and advances were $250.2 million in the first quarter of 2018, compared to $264.7 million in the first quarter of 2017 and $297.1 million in the quarter ended December 31, 2017 (linked-quarter).

•Commercial line utilization was 29.9% at March 31, 2018, compared to 32.9% and 32.5%,  respectively, at March 31, 2017 and December 31, 2017.

Deposits

	Quarter ended (unaudited)			1Q18 change vs.
(in thousands)	1Q18	4Q17	1Q17	4Q17		1Q17
DEPOSITS
Money market	$866,108	$875,936	$910,089	$(9,828)	(1.1)%	$(43,981)	(4.8)%
Interest-bearing demand	736,929	737,934	704,659	(1,005)	(0.1)%	32,270	4.6%
Savings	22,976	21,453	20,192	1,523	7.1%	2,784	13.8%
Certificates of deposits under $100	17,466	17,715	19,045	(249)	(1.4)%	(1,579)	(8.3)%
Certificates of deposits $100 and over	61,968	69,736	81,611	(7,768)	(11.1)%	(19,643)	(24.1)%
Reciprocal CDARS	23,530	28,796	41,200	(5,266)	(18.3)%	(17,670)	(42.9)%
Total interest-bearing deposits	1,728,977	1,751,570	1,776,796	(22,593)	(1.3)%	(47,819)	(2.7)%
Noninterest-bearing demand deposits	1,450,789	1,473,650	1,273,305	(22,861)	(1.6)%	177,484	13.9%
Total deposits	$3,179,766	$3,225,220	$3,050,101	$(45,454)	(1.4)%	$129,665	4.3%

•Total deposits at March 31, 2018 increased $129.7 million, or 4.3%, from March 31, 2017 and decreased $45.5 million from December 31, 2017.  The Company typically realizes a seasonal decrease in deposits in the first quarter due to estimated tax payments and ownership distributions by its customers.

•Noninterest-bearing demand deposits at March 31, 2018 increased  $177.5 million from March 31, 2017,  decreased $22.9 million from December 31, 2017 and were 45.6% of total deposits at March 31, 2018.

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Credit Quality

	Quarter ended (unaudited)
(in thousands)	1Q18	4Q17	1Q17
ALLOWANCE FOR LOAN LOSSES
Beginning allowance for loan losses	$37,941	$36,850	$33,293
Provision for loan losses	(325)	945	607
Net recoveries (charge-offs)	(820)	146	311
Ending allowance for loan losses	$36,796	$37,941	$34,211

CREDIT QUALITY
Nonaccrual loans	$18,200	$7,517	$3,048
Loans 90 days or more past due and accruing interest	-	348	-
Total nonperforming loans	18,200	7,865	3,048
OREO and repossessed assets	4,979	5,079	5,079
Total nonperforming assets	$23,179	$12,944	$8,127

Performing renegotiated loans	$41,400	$52,817	$23,324
Classified loans	$83,936	$74,674	$54,291

ASSET QUALITY MEASURES
Nonperforming assets to total assets	0.61%	0.34%	0.22%
Nonperforming loans to total loans	0.59%	0.25%	0.10%
Nonperforming loans and OREO to total loans and OREO	0.75%	0.41%	0.27%
Allowance for loan losses to total loans	1.19%	1.21%	1.15%
Allowance for loan losses to nonperforming loans	202.18%	482.40%	1,122.41%

•Nonperforming assets (NPAs)  of $23.2 million at March 31, 2018 increased $15.1 million from March 31, 2017 and increased $10.2 million from December 31, 2017.  The increase was primarily due to $10.3 million of loans with one customer, with previously recorded allowances in the amount of $1.5 million, which became nonaccrual loans in the first quarter of 2018.

•The Company had net charge-offs of $0.8 million in the first quarter of 2018.

•A  negative provision for loan losses of $0.3 million was recorded in the first quarter of 2018, primarily due to the decrease in the loan portfolio.

•The resulting allowance for loan losses was 1.19% of total loans at March 31, 2018.

Shareholders’ Equity

	Quarter ended (unaudited)
(in thousands, except per share amounts)	1Q18	4Q17	1Q17
EQUITY MEASURES
Common shareholders' equity	$338,557	$329,284	$310,209

Common shares outstanding at period end	42,366	42,217	41,731

Book value per common share	$7.99	$7.80	$7.43
Tangible book value per common share *	$7.98	$7.78	$7.41

Tangible common equity to tangible assets *	8.86%	8.54%	8.28%
Tier 1 capital ratio	**	11.79%	11.46%
Total risk-based capital ratio	**	14.55%	14.30%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

** Ratios unavailable at the time of release

•On April 26, 2018, the Board of Directors of the Company declared a quarterly cash dividend of $0.10 per common share. The dividend will be paid on May 14, 2018 to shareholders of record on May 7, 2018.

Net Interest Income and Margin

•Net interest income (NII) on a taxable equivalent basis was $35.8 million for the first quarter of 2018,  an increase of $3.4 million, or 10.3%,  from the quarter ended March 31, 2017.  Compared to the

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quarter ended December 31, 2017, NII on a taxable equivalent basis decreased  $1.2 million, or 3.2%.   The TCJA reduced NII and the NIM on a taxable equivalent basis due to the decrease in the federal tax rate.    Compared to the fourth quarter of 2017, NII and the NIM on taxable equivalent basis in the first quarter of 2018 decreased $1.1 million and 11 basis points, respectively, due to the change in the federal tax rate.

•The NIM was 3.93% for the first quarter of 2018, compared to 3.77% in the prior-year quarter and 3.95% in the linked-quarter.

•The average yield on interest-earning assets was 4.22% for the first quarter of 2018, compared to 4.06% in the prior-year quarter and 4.22% in the linked-quarter.

•Items impacting NII and the NIM in the first quarter of 2018 were:

o	Quarterly average loans increased $179.0 million, or 6.1%, from the prior-year quarter and decreased $35.5 million from the linked-quarter.
o	Interest on nonaccrual loans of $0.2 million was reversed in the first quarter of 2018, reducing the NIM by two basis points.
o	Quarterly average investments increased $29.2 million, or 5.4%, from the prior-year quarter and increased $17.5 million from the linked-quarter.
o	Quarterly average deposits increased $173.5 million, or 5.7%, from the prior-year quarter and decreased $73.2 million from the linked-quarter.
o	Including noninterest-bearing deposits, the Company’s deposit interest cost remained stable at 0.13% for the current, prior-year and linked quarters.
o	Quarterly average noninterest-bearing demand accounts increased $206.9 million, or 15.8%, from the prior-year quarter and decreased $10.5 million from the linked-quarter.
o

Quarterly average other short-term borrowings decreased  $2.3 million from the prior-year quarter and increased $55.7 million from the linked-quarter.  The shift in funding mix into short-term borrowings from core deposits contributed to the NIM decline in the first quarter of 2018 compared to the linked-quarter.

Noninterest Income

	Quarter ended (unaudited)			1Q18 change vs.
(in thousands)	1Q18	4Q17	1Q17	4Q17		1Q17
Noninterest income:
Deposit service charges	$1,655	$1,505	$1,745	$150	10.0%	$(90)	(5.2)%
Investment advisory income	1,655	1,639	1,531	16	1.0%	124	8.1%
Insurance income	3,459	3,294	3,122	165	5.0%	337	10.8%
Other investments	175	132	375	43	32.6%	(200)	(53.3)%
Derivative valuation	156	(3)	(57)	159	nm %	213	373.7%
Other income	1,861	1,800	1,612	61	3.4%	249	15.4%
Total noninterest income	$8,961	$8,367	$8,328	$594	7.1%	$633	7.6%

•Noninterest income increased  $0.6 million, or  7.6%, from the prior-year comparative quarter and $0.6 million, or 7.1%, from the linked-quarter.

•Noninterest income as a percentage of taxable equivalent operating revenue* was 20.0% for the first quarter of 2018, compared to 20.4% in the prior-year comparative quarter and 18.4% in the linked- quarter.

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

Operating Expenses

	Quarter ended (unaudited)			1Q18 change vs.
(in thousands)	1Q18	4Q17	1Q17	4Q17		1Q17
Noninterest expense:
Salaries and employee benefits	$19,747	$19,212	$19,120	$535	2.8%	$627	3.3%
Occupancy expenses, premises and equipment	3,711	3,709	3,605	2	0.1%	106	2.9%
Amortization of intangibles	56	150	150	(94)	(62.7)%	(94)	(62.7)%
Other operating expenses	5,176	4,862	4,584	314	6.5%	592	12.9%
Net gain on securities, other assets and OREO	(120)	(200)	(345)	80	40.0%	225	65.2%
Total noninterest expense	$28,570	$27,733	$27,114	$837	3.0%	$1,456	5.4%

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•Noninterest expense increased $1.5 million, or 5.4%, from the prior-year quarter and $0.8 million from the linked-quarter.  The increase compared to the prior-year quarter was due to higher base salaries from an annual merit increase and an increase in consulting costs.  The increase compared to the linked-quarter was due to an increase in payroll taxes from the annual FICA tax reset and consulting costs.  The increase in consulting costs is related to technology initiatives for business intelligence and a  data center relocation.

•The taxable equivalent efficiency ratio* was 64.1% for the first quarter of 2018, compared to 67.3% and 61.6%,  respectively, for the prior-year and linked-quarters. The taxable equivalent efficiency ratio is directly impacted by the tax rate paid by the Company.  The efficiency ratio increases with a decrease in tax rates, and decreases with an increase in tax rates.  Although the TCJA benefits net income due to the reduction in the federal income tax rate from 35% to 21%, it increases the taxable equivalent efficiency ratio.

Provision for Income Taxes

•

The effective tax rate was 15.3% in the first quarter of 2018,  compared to 25.0% in fiscal 2017 (excluding a $7.1 million charge related to the TCJA).  Eight percentage points of the 9.7 percentage point decrease in the rate relates to the TCJA that became effective in the first quarter of 2018.  The remainder of the decrease resulted primarily from excess tax benefits on share-based compensation.

•	Prospectively, the Company estimates that its effective tax rate will be approximately 18%.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company's conference call on Friday, April  27, 2018 at 9:00 am MDT with Steve Bangert, Chairman and CEO of CoBiz Financial Inc. The call can be accessed via the Internet at https://www.webcaster4.com/Webcast/Page/989/25470 or by telephone at 877.493.9121 (conference ID # 9284825).

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations and reflects the basis on which management internally reviews financial performance and capital adequacy. The Company believes  these non-GAAP measures are useful supplementary financial measures that enable investors to assess the performance of the Company’s operations and for comparison to the Company’s peers.  However, you should not rely on non-GAAP financial measures alone as measures of our performance. Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

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About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $3.8 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides banking services through Colorado Business Bank, Arizona Business Bank and CoBiz Private Bank; wealth planning and investment management through CoBiz Wealth; and property and casualty insurance brokerage and employee benefits through CoBiz Insurance.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz's future plans, strategies and expectations. Forward-looking statements include statements about future performance and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "would”, "could", “should” or "may." Forward-looking statements speak only as of the date they are made. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Such risks and uncertainties include, among other things:

•Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•Our ability to grow deposits while the number of physical branches have decreased in recent years.

•Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•Our ability to manage growth effectively could adversely affect our results of operations and prospects.

•Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•Increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses.

•The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•Changes in legislative or regulatory requirements applicable to us and our subsidiaries and implementation of current legislative or regulatory requirements could increase costs, limit certain operations and adversely affect results of operations.

•Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may change our tax expense or adversely affect our customers' businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CoBiz Financial Inc.

March 31, 2018

(unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2018	2017
INCOME STATEMENT DATA
Interest income	$37,777	$33,081
Interest expense	3,168	3,003
NET INTEREST INCOME BEFORE PROVISION	34,609	30,078
Provision for loan losses	(325)	607
NET INTEREST INCOME AFTER PROVISION	34,934	29,471
Noninterest income	8,961	8,328
Noninterest expense	28,570	27,114
INCOME BEFORE INCOME TAXES	15,325	10,685
Provision for income taxes	2,344	2,071
NET INCOME	$12,981	$8,614

EARNINGS PER COMMON SHARE
BASIC	$0.31	$0.21
DILUTED	$0.31	$0.20

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	42,366	41,731
Book value per common share	$7.99	$7.43
Tangible book value per common share *	$7.98	$7.41
Tangible common equity to tangible assets *	$8.86%	$8.28%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

PERIOD END BALANCES
Total assets	$3,815,507	$3,731,342
Investments	582,251	572,106
Loans	3,084,442	2,987,068
Intangible assets	671	1,176
Deposits	3,179,766	3,050,101
Subordinated debentures	131,383	131,297
Common shareholders' equity	338,557	310,209
Interest-earning assets	3,680,507	3,587,619
Interest-bearing liabilities	2,000,446	2,122,918

BALANCE SHEET AVERAGES
Average assets	$3,821,262	$3,633,308
Average investments	568,379	539,195
Average loans	3,108,017	2,929,024
Average deposits	3,199,684	3,026,167
Average subordinated debentures	131,371	131,286
Average shareholders' equity	330,458	306,951
Average interest-earning assets	3,692,875	3,492,768
Average interest-bearing liabilities	1,954,837	1,991,616

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CoBiz Financial Inc.

March 31, 2018

(unaudited)

	Three months ended March 31,
(in thousands)	2018	2017
PROFITABILITY MEASURES
Net interest margin	3.93%	3.77%
Efficiency ratio - taxable equivalent *	64.07%	67.33%
Return on average assets	1.38%	0.96%
Return on average shareholders' equity	15.93%	11.38%
Noninterest income as a percentage of taxable equivalent operating revenue *	20.01%	20.42%

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans	$18,200	$3,048
Loans 90 days or more past due and accruing interest	-	-
Total nonperforming loans	18,200	3,048
OREO & repossessed assets	4,979	5,079
Total nonperforming assets	$23,179	$8,127

Performing renegotiated loans	$41,400	$23,324
Classified loans	$83,936	$54,291

Charge-offs	$(1,115)	$(106)
Recoveries	295	417
Net recoveries (charge-offs)	$(820)	$311

Nonperforming assets to total assets	0.61%	0.22%
Nonperforming loans to total loans	0.59%	0.10%
Nonperforming loans and OREO to total loans and OREO	0.75%	0.27%
Allowance for loan losses to total loans	1.19%	1.15%
Allowance for loan losses to nonperforming loans	202.18%	1,122.41%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$15,791	$613	$16,404	$1,237,176	1.33%
Real estate - mortgage	473	45	518	1,247,931	0.04%
Construction & land	-	-	-	228,898	-%
Consumer	1,254	-	1,254	272,783	0.46%
Other loans	24	-	24	97,654	0.02%
OREO & repossessed assets	4,803	176	4,979	4,979	-
NPAs	$22,345	$834	$23,179	$3,089,421	0.75%

Total loans	$1,976,976	$1,107,466	$3,084,442
Total loans and OREO	1,981,779	1,107,642	3,089,421
Nonperforming loans to loans	0.89%	0.06%	0.59%
Nonperforming loans and OREO to total loans and OREO	1.13%	0.08%	0.75%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

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CoBiz Financial Inc.

March 31, 2018

(unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share amounts)	2018	2017	2017	2017	2017
Interest income	$37,777	$37,753	$36,947	$35,406	$33,081
Interest expense	3,168	3,031	3,178	3,401	3,003
Net interest income before provision	34,609	34,722	33,769	32,005	30,078
Provision for loan losses	(325)	945	1,060	673	607
Net interest income after provision	34,934	33,777	32,709	31,332	29,471
Noninterest income:
Deposit service charges	$1,655	$1,505	$1,660	$1,714	$1,745
Investment advisory income	1,655	1,639	1,550	1,500	1,531
Insurance income	3,459	3,294	3,338	3,427	3,122
Other investments	175	132	355	372	375
Derivative valuation	156	(3)	(35)	(80)	(57)
Other income	1,861	1,800	2,127	1,378	1,612
Total noninterest income	8,961	8,367	8,995	8,311	8,328
Noninterest expense:
Salaries and employee benefits	$19,747	$19,212	$18,421	$18,335	$19,120
Occupancy expenses, premises and equipment	3,711	3,709	3,666	3,685	3,605
Amortization of intangibles	56	150	150	150	150
Other operating expenses	5,176	4,862	4,149	4,453	4,584
Net (gain) loss on securities, other assets and OREO	(120)	(200)	6	32	(345)
Total noninterest expense	28,570	27,733	26,392	26,655	27,114
Net income before income taxes	15,325	14,411	15,312	12,988	10,685
Provision for income taxes	2,344	10,789	4,119	3,499	2,071
Net income	$12,981	$3,622	$11,193	$9,489	$8,614

Earnings per common share
Basic	$0.31	$0.09	$0.27	$0.23	$0.21
Diluted	$0.31	$0.09	$0.27	$0.23	$0.20

PROFITABILITY MEASURES
Net interest margin	3.93%	3.95%	3.91%	3.76%	3.77%
Efficiency ratio - taxable equivalent *	64.07%	61.56%	58.61%	62.83%	67.33%
Return on average assets	1.38%	0.37%	1.17%	1.01%	0.96%
Return on average shareholders' equity	15.93%	4.30%	13.66%	12.10%	11.38%
Noninterest income as a percentage of taxable equivalent operating revenue *	20.01%	18.44%	19.98%	19.61%	20.42%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	42,366	42,217	41,800	41,771	41,731
Diluted weighted average common shares outstanding (in thousands)	41,963	41,908	41,781	41,713	41,584
Book value per common share	$7.99	$7.80	$7.87	$7.65	$7.43
Tangible book value per common share *	$7.98	$7.78	$7.85	$7.62	$7.41

Tangible common equity to tangible assets *	8.86%	8.54%	8.56%	8.37%	8.28%
Tier 1 capital ratio	** %	11.79%	11.65%	11.52%	11.46%
Total risk-based capital ratio	** %	14.55%	14.49%	14.36%	14.30%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

** Ratios unavailable at the time of release

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CoBiz Financial Inc.

March 31, 2018

(unaudited)

	At
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2018	2017	2017	2017	2017
PERIOD END BALANCES
Total assets	$3,815,507	$3,846,272	$3,836,843	$3,803,490	$3,731,342
Investments	582,251	539,416	549,748	568,181	572,106
Loans	3,084,442	3,145,563	3,121,698	3,060,954	2,987,068
Deposits	3,179,766	3,225,220	3,177,532	3,072,639	3,050,101
Common shareholders' equity	338,557	329,284	329,090	319,470	310,209

BALANCE SHEET AVERAGES
Average assets	$3,821,262	$3,862,902	$3,795,822	$3,772,484	$3,633,308
Average investments	568,379	550,853	564,690	575,363	539,195
Average loans	3,108,017	3,143,543	3,072,370	3,036,949	2,929,024
Average deposits	3,199,684	3,272,895	3,154,343	3,012,706	3,026,167
Average shareholders' equity	330,458	334,404	325,136	314,669	306,951
Average interest-earning assets	3,692,875	3,716,903	3,656,949	3,633,412	3,492,768
Average interest-bearing liabilities	1,954,837	1,971,962	2,027,857	2,115,642	1,991,616

LOANS
Commercial	$1,237,176	$1,250,571	$1,251,815	$1,272,304	$1,241,365
Real estate - mortgage	1,247,931	1,249,497	1,258,906	1,228,945	1,197,251
Construction & land	228,898	264,401	215,172	162,318	166,553
Consumer	272,783	282,149	287,300	287,790	271,751
Other	97,654	98,945	108,505	109,597	110,148
Total gross loans	3,084,442	3,145,563	3,121,698	3,060,954	2,987,068
Less allowance for loan losses	(36,796)	(37,941)	(36,850)	(35,625)	(34,211)
Total net loans	$3,047,646	$3,107,622	$3,084,848	$3,025,329	$2,952,857

Gross loans - Colorado	$1,976,976	$2,018,415	$2,014,676	$1,963,177	$1,923,932
Gross loans - Arizona	$1,107,466	$1,127,148	$1,107,022	$1,097,777	$1,063,136

DEPOSITS
Money market	$866,108	$875,936	$925,589	$898,615	$910,089
Interest-bearing demand	736,929	737,934	721,600	696,971	704,659
Savings	22,976	21,453	21,210	22,748	20,192
Certificates of deposits under $100	17,466	17,715	18,445	18,748	19,045
Certificates of deposits $100 and over	61,968	69,736	76,266	79,103	81,611
Reciprocal CDARS	23,530	28,796	40,630	42,046	41,200
Total interest-bearing deposits	1,728,977	1,751,570	1,803,740	1,758,231	1,776,796
Noninterest-bearing demand deposits	1,450,789	1,473,650	1,373,792	1,314,408	1,273,305
Total deposits	$3,179,766	$3,225,220	$3,177,532	$3,072,639	$3,050,101

ALLOWANCE FOR LOAN LOSSES
Beginning allowance for loan losses	$37,941	$36,850	$35,625	$34,211	$33,293
Provision for loan losses	(325)	945	1,060	673	607
Net recovery (charge-off)	(820)	146	165	741	311
Ending allowance for loan losses	$36,796	$37,941	$36,850	$35,625	$34,211

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans	$18,200	$7,517	$4,863	$3,830	$3,048
Loans 90 days or more past due and accruing interest	-	348	20	664	-
Total nonperforming loans	18,200	7,865	4,883	4,494	3,048
OREO and repossessed assets	4,979	5,079	5,079	5,079	5,079
Total nonperforming assets	$23,179	$12,944	$9,962	$9,573	$8,127
Performing renegotiated loans	$41,400	$52,817	$33,205	$31,482	$23,324
Classified loans	$83,936	$74,674	$54,355	$50,587	$54,291

ASSET QUALITY MEASURES
Nonperforming assets to total assets	0.61%	0.34%	0.26%	0.25%	0.22%
Nonperforming loans to total loans	0.59%	0.25%	0.16%	0.15%	0.10%
Nonperforming loans and OREO to total loans and OREO	0.75%	0.41%	0.32%	0.31%	0.27%
Allowance for loan losses to total loans	1.19%	1.21%	1.18%	1.16%	1.15%
Allowance for loan losses to nonperforming loans	202.18%	482.40%	754.66%	792.72%	1,122.41%

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CoBiz Financial Inc.

March 31, 2018

(unaudited)

	For the three months ended,
	March 31, 2018			December 31, 2017			March 31, 2017
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
ASSETS
Federal funds sold and other	$16,479	$79	1.92%	$22,507	$69	1.20%	$24,549	$56	0.91%
Investment securities	568,379	3,993	2.81%	550,853	3,769	2.74%	539,195	3,796	2.82%
Loans	3,108,017	34,910	4.49%	3,143,543	36,201	4.51%	2,929,024	31,608	4.32%
Total interest-earning assets	$3,692,875	$38,982	4.22%	$3,716,903	$40,039	4.22%	$3,492,768	$35,460	4.06%
Noninterest-earning assets	128,387			145,999			140,540
Total assets	$3,821,262			$3,862,902			$3,633,308

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Money market	$875,376	$615	0.28%	$925,412	$639	0.27%	$900,608	$592	0.27%
Interest-bearing demand	678,492	260	0.16%	678,982	286	0.17%	651,655	245	0.15%
Savings	22,419	3	0.05%	21,396	3	0.06%	18,949	2	0.04%
Certificates of deposit
Reciprocal	28,181	15	0.22%	32,226	16	0.20%	43,725	21	0.19%
Under $100	17,579	16	0.37%	18,078	17	0.37%	19,470	17	0.35%
$100 and over	64,857	78	0.49%	73,562	92	0.50%	85,891	110	0.52%
Total interest-bearing deposits	$1,686,904	$987	0.24%	$1,749,656	$1,053	0.24%	$1,720,298	$987	0.23%
Other borrowings
Securities sold under agreements to repurchase	48,910	8	0.07%	59,035	9	0.06%	50,093	8	0.06%
Other short-term borrowings	87,652	339	1.55%	31,922	112	1.37%	89,939	176	0.78%
Long-term debt	131,371	1,834	5.58%	131,349	1,857	5.53%	131,286	1,832	5.58%
Total interest-bearing liabilities	$1,954,837	$3,168	0.65%	$1,971,962	$3,031	0.60%	$1,991,616	$3,003	0.61%
Noninterest-bearing demand accounts	1,512,780			1,523,239			1,305,869
Total deposits and interest-bearing liabilities	3,467,617			3,495,201			3,297,485
Other noninterest-bearing liabilities	23,187			33,297			28,872
Total liabilities	3,490,804			3,528,498			3,326,357
Total shareholders' equity	330,458			334,404			306,951
Total liabilities and shareholders' equity	$3,821,262			$3,862,902			$3,633,308
Net interest income - taxable equivalent		$35,814			$37,008			$32,457
Net interest spread			3.57%			3.62%			3.45%
Net interest margin			3.93%			3.95%			3.77%
Ratio of average interest-earning assets to average interest-bearing liabilities	188.91%			188.49%			175.37%

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CoBiz Financial Inc.

March 31, 2018

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these non-GAAP financial measures enable investors to obtain an understanding of the operating results of the Company’s core business and reflect the basis on which management internally reviews financial performance and capital adequacy. These non-GAAP financial measures are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP financial measures that may be presented by other companies.

The following tables include non-GAAP financial measures related to tangible common equity, tangible assets and tangible book value per common share.  Shareholders' equity and total assets have been adjusted to exclude intangible assets.

		At
		March 31,	December 31,	September 30,	June 30,	March 31,
	(in thousands, except per share amounts)	2018	2017	2017	2017	2017
	Shareholders' equity as reported - GAAP	$338,557	$329,284	$329,090	$319,470	$310,209
	Intangible assets	(671)	(726)	(876)	(1,026)	(1,176)
A	Tangible common equity - non-GAAP	$337,886	$328,558	$328,214	$318,444	$309,033

	Total assets as reported - GAAP	$3,815,507	$3,846,272	$3,836,843	$3,803,490	$3,731,342
	Intangible assets	(671)	(726)	(876)	(1,026)	(1,176)
B	Total tangible assets - non-GAAP	$3,814,836	$3,845,546	$3,835,967	$3,802,464	$3,730,166

C	Common shares outstanding	42,366	42,217	41,800	41,771	41,731

A / B	Tangible common equity to tangible assets - non-GAAP	8.86%	8.54%	8.56%	8.37%	8.28%
A / C	Tangible book value per common share - non-GAAP	$7.98	$7.78	$7.85	$7.62	$7.41

The following table includes non-GAAP financial measures used in the computation of the efficiency ratio and the ratio of noninterest income to taxable equivalent operating revenue.  The efficiency ratio equals noninterest expense adjusted to exclude gains and losses on securities, other assets and other real estate owned (OREO), divided by taxable equivalent operating revenue, which equals the sum of tax equivalent net interest income and noninterest income.  To calculate tax equivalent net interest income, the interest earned on tax exempt loans and investment securities has been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation.

		Three months ended
		March 31,	December 31,	September 30,	June 30,	March 31,
	(in thousands)	2018	2017	2017	2017	2017
	Noninterest expense - GAAP, adjusted for:	$28,570	$27,733	$26,392	$26,655	$27,114
	Net (gain) loss on securities, other assets and OREO	(120)	(200)	6	32	(345)
D	Adjusted noninterest expense - non-GAAP	$28,690	$27,933	$26,386	$26,623	$27,459

	Net interest income - GAAP	$34,609	$34,722	$33,769	$32,005	$30,078
E	Noninterest income - GAAP	8,961	8,367	8,995	8,311	8,328
	Operating revenue	43,570	43,089	42,764	40,316	38,406
	Taxable equivalent adjustment	1,205	2,286	2,258	2,056	2,379
F	Operating revenue - taxable equivalent - non-GAAP	$44,775	$45,375	$45,022	$42,372	$40,785

D / F	Efficiency ratio - taxable equivalent - non-GAAP	64.07%	61.56%	58.61%	62.83%	67.33%
E / F	Noninterest income as a percentage of taxable equivalent operating revenue - non-GAAP	20.01%	18.44%	19.98%	19.61%	20.42%

12 | Page

Pre-tax, Adjusted Earnings (PTAE) is a non-GAAP measure and is calculated as net income adjusted on a taxable equivalent basis less provisions for income taxes and loan losses and further adjusted to exclude gains and losses on securities, other assets and OREO.  To calculate taxable equivalent net income, the interest earned on tax exempt loans and investment securities has been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation.  The Company believes that PTAE is a useful financial measure that enables investors and others to assess the Company's ability to generate capital to cover credit losses and is a reflection of earnings generated by the core business.  The following table is a reconciliation of PTAE to its most comparable GAAP measure.

	Three months ended March 31,		Change
(in thousands)	2018	2017	Amount	%
Net income - GAAP, adjusted for:	$12,981	$8,614	$4,367	50.7%
Taxable equivalent adjustment	1,205	2,379	(1,174)	(49.3)%
Provision for income taxes	2,344	2,071	273	13.2%
Provision for loan losses	(325)	607	(932)	(153.5)%
Net (gain) loss on securities, other assets and other real estate owned	(120)	(345)	225	65.2%
Pre-tax, Adjusted Earnings (PTAE) - non-GAAP	$16,085	$13,326	$2,759	20.7%

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